Exhibit 99

Cachet Financial Solutions Reports Third Quarter 2016 Results

MINNEAPOLIS, Minn. ̶ November 10, 2016 ̶ Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading mobile fintech provider to banks, credit unions and other financial services organizations, reported results for the third quarter ended September 30, 2016.

Q3 2016 Financial and Operational Highlights

●	Revenue increased 124% year-over-year to a record $2.3 million

●	Announced the deployment of Select Mobile Deposit solution for mobile-only banking start-up, Varo Money

●	Selected by Arbiter Sports to deliver an integrated game management and mobile money solution for sports game officials

●	Rolled out with Central Bank of Kansas City an end-to-end reloadable prepaid card program for banks, credit unions, and alternative financial services (AFS) providers

●	Partnered with Rapid Financial Solutions to integrate Select Mobile Money solution with Rapid’s payment processing platform

●	Appointed independent directors Ruth Owades, Robin O’Connell, Liyuan Woo, and Jim Spencer to the board of directors

●	Introduced two new major enhancements to Select Business Merchant Capture solution to improve efficiencies and reduce operating costs for banks, credit unions, and their business customers

Q3 2016 Performance Indicators

RDC Solutions	Q3 2016	vs. Q2 2016	Change	vs. Q3 2015	Change
Total Transactions	2,465,252	2,421,073	2%	1,619,713	52%
Cumulative Products Sold (at Quarter End)	788	685	15%	491	60%
Cumulative Live Product Implementations (at Quarter End)	550	492	12%	354	55%

Mobile Money Solutions	Q3 2016	vs. Q2 2016	Change	vs. Q3 2015	Change
Quarterly Active Users	188,842	155,575	21%	93,709	102%

Q3 2016 Financial Results

Revenue in the third quarter of 2016 increased 124% to a record $2.3 million from $1.0 million in the third quarter of 2015. The improvement was driven by an increase in recurring revenue from the company’s RDC products, increase in the number of transactions, and increase in the number of product and product enhancement deployments completed in the quarter.

Recurring revenue from the company’s RDC and Select Mobile Money products increased 76% to $1.5 million (64.8% of revenue) in the third quarter of 2016 from $847,000 (82.2% of total revenue) in the third quarter of 2015.

Cost of revenue in the third quarter of 2016 totaled $1.3 million (57.8% of revenue), compared to $945,000 (91.7% of revenue) in the third quarter of 2015.

Total operating expenses for the third quarter of 2016 increased 19% to $2.7 million from $2.3 million in the third quarter of 2015, driven primarily by additional hires to increase the sales efforts of the company’s solutions and services.

Net loss attributable to common stockholders in the third quarter of 2016 totaled $4.2 million or $(1.46) per basic and fully diluted share, compared to a net loss of $7.1 million or $(3.47) per basic and fully diluted share in the third quarter of 2015. The decrease in net loss was primarily due to improved operational performance and a decrease in certain non-cash charges.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items) for the third quarter of 2016 totaled $1.3 million, an improvement from an adjusted EBITDA loss of $1.6 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Management Commentary

“After reporting a milestone quarter in Q2, we’re pleased to report yet another record quarter in Q3,” said Cachet Financial Solutions’ CEO Jeffrey Mack. “Revenue grew to its highest level ever, reflecting the continued growth of our core RDC business, as well as the expansion of our Select Mobile Money business, which is increasingly taking a larger share of the massive prepaid market. We also matched a company record for recurring revenue during the quarter and achieved new records in both transactions and total products sold. This last achievement, in particular, validates some of the work we’ve done over the year to build out our sales force and enhance our platform, so that we can take advantage of every market opportunity available to us.

“What’s perhaps most encouraging is that even though we increased our investments to support this higher level of growth, our topline continued to accelerate faster than our expenses, reaffirming once again the significant leverage in our business model. In fact, gross margins for the quarter reached a record 42.2%, beating our previous record of 27.3% reported in the prior quarter. On top of that, our adjusted EBITDA continued to improve, which shows that while we are focused heavily on growth, our business is set up to be profitable, once we scale our revenue and leverage our fixed costs even further.

“On the operational side, our Select Mobile Money Express, or SMM-X, solution continued to gain traction, both in bringing new opportunities into the pipeline and in getting some of our current customers closer toward full deployment. In fact, we recently completed the first ever deployment for our end-to-end prepaid mobile banking solution, with several more deployments expected to be completed in the fourth quarter. Additionally, we continued to add some new customers to our white-label Select Mobile Money platform and continued our progress in expanding beyond our core end markets and geographies.

“Our focus going forward will be on continuing to build our sales force, developing our channel partnerships, penetrating our existing client base, and expanding our presence beyond our core markets and geographies. We believe that these investments will position us for even stronger topline growth, which will help our bottom line, because of our relatively fixed cost structure. In addition, given our strong results for the first nine months of the year, we remain confident that we will achieve our 2016 revenue guidance of $8.0 million to $10.0 million. Although there is still a lot of work to be done, we have fortunately set up the right foundation to propel our growth in a way that’s both meaningful and sustainable.”

Conference Call

Cachet Financial Solutions will hold a conference call today (November 10, 2016) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffrey Mack, and EVP and CFO, Bryan Meier, will host the presentation, followed by a question and answer period.

Date: Thursday, November 10, 2016

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 1-877-705-6003

International dial-in: 1-201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through December 10, 2016.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13648697

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with prepaid mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technology, Cachet continues to innovate and deliver world-class solutions to financial institutions of all sizes.

Cachet believes that its industry-leading solutions can help the company’s clients increase customer retention and revenue opportunities. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market for Cachet’s clients. Enabled by Cachet’s suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net loss, as reported	$(4,053)	$(6,964)	$(12,190)	$(19,016)

Interest expense and non-cash financing charges	2,482	168	4,650	1,653
Mark-to-market warrant and debt (income) expense	(108)	4,624	1,938	6,209
Share price conversion adjustment	-	-	-	3,705
Depreciation and Amortization	205	243	600	670
Share-based compensation	167	148	475	302
Warrants and common stock issued for professional services	90	160	262	179
Other (income) expense	(33)	-	(325)	14

Adjusted EBITDA	$(1,250)	$(1,621)	$(4,590)	$(6,284)

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect”, “plan” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2016 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Bryan Meier

EVP & CFO

Cachet Financial Solutions

952-698-5214

bmeier@cachetfinancial.com

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	As of
	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51	$45
Accounts receivable, net	2,123	703
Deferred commissions	43	66
Prepaid expenses	1,555	286
TOTAL CURRENT ASSETS	3,772	1,100

PROPERTY AND EQUIPMENT, net	633	664
GOODWILL	204	204
INTANGIBLE ASSETS, net	280	632
DEFERRED COMMISSIONS	17	36
OTHER LONG TERM ASSET	184	-
TOTAL ASSETS	$5,090	$2,636

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$2,119	$1,110
Accrued expenses	299	126
Accrued interest	979	632
Deferred revenue	657	890
Warrant and conversion feature liability, current	324	-
Current maturities of capital lease obligations	366	321
Short-term debt and current portion of long-term debt	6,586	4,768
TOTAL CURRENT LIABILITIES	11,330	7,847

CAPITAL LEASE OBLIGATIONS, net of current maturities	179	271
LONG TERM DEBT, net of current portion	344	192
WARRANT LIABILITY	5,506	2,800
DEFERRED REVENUE	252	460
ACCRUED RENT	124	120
TOTAL LIABILITIES	17,735	11,690

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 3,530 and 44,030 issued and outstanding	-	-
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 2,983,124 and 2,318,139 issued and outstanding	-	-
Additional paid-in-capital	68,829	60,226
Accumulated deficit	(81,474)	(69,280)
TOTAL SHAREHOLDERS’ DEFICIT	(12,645)	(9,054)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,090	$2,636

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
REVENUE	$2,307	$1,030	$5,771	$3,037

COST OF REVENUE	1,334	945	3,942	2,813

GROSS PROFIT	973	85	1,829	224

OPERATING EXPENSES
Sales and Marketing	1,015	734	3,103	2,490
Research and Development	479	488	1,407	2,134
General and Administrative	1,191	1,035	3,246	3,035

TOTAL OPERATING EXPENSES	2,685	2,257	7,756	7,659

OPERATING LOSS	(1,712)	(2,172)	(5,927)	(7,435)

INTEREST EXPENSE AND NON-CASH FINANCING CHARGES	2,482	168	4,650	1,653

MARK-TO-MARKET WARRANT AND DEBT (INCOME) EXPENSE	(108)	4,624	1,938	6,209

SHARE PRICE CONVERSION ADJUSTMENT	-	-	-	3,705

OTHER (INCOME) EXPENSE	(33)	-	(325)	14

NET LOSS	(4,053)	(6,964)	(12,190)	(19,016)

LESS: CUMULATIVE UNPAID PREFERRED DIVIDENDS	(122)	(110)	(355)	(144)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,175)	$(7,074)	$(12,545)	$(19,160)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	2,856,168	2,040,156	2,704,422	1,644,889

Net loss per common share - basic and fully diluted	$(1.46)	$(3.47)	$(4.64)	$(11.65)